Calculation of Filing Fee Tables
S-1
GigCapital10 Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one right to acquire one-fifth of one ordinary share	457(a)	25,300,000	$ 10.00	$ 253,000,000.00	0.0001381	$ 34,939.30
Fees to be Paid	2	Equity	Class A ordinary shares included as part of the units	Other	25,300,000			0.0001381	$ 0.00
Fees to be Paid	3	Other	Rights included as part of the units	Other	25,300,000			0.0001381	$ 0.00
Fees to be Paid	4	Equity	Class A ordinary shares underlying rights included as part of units	457(a)	2,530,000	$ 10.00	$ 25,300,000.00	0.0001381	$ 3,493.93
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 278,300,000.00		$ 38,433.23
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 38,433.23
Offering Note
[1]	(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. (2) Representing 25,300,000 units including 22,000,000 units to be issued in the offering and up to 3,3000,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each consisting of one Class A ordinary share and one right to acquire one-tenth of one Class A ordinary share. (4) An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

[2]	(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. (3) Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (4) An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

[3]	(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. (4) An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

[4]	(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. (4) An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date